EXHIBIT 99.1

Oil States Announces Second Quarter 2022 Results of Operations

HOUSTON, July 27, 2022 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss of $5.1 million, or $0.08 per share, for the second quarter of 2022. During the second quarter of 2022, the Company generated revenues of $181.8 million and Consolidated EBITDA (Note A) of $17.0 million. These results compare to revenues of $164.0 million and Consolidated EBITDA of $14.5 million reported in the first quarter of 2022.

Second quarter 2022 highlights included:

  Consolidated revenues and EBITDA increased 11% and 17% sequentially
  Well Site Services revenues and EBITDA increased 14% and 61%, respectively from the first quarter
  Offshore/Manufactured Products revenues increased 15% sequentially
  Offshore/Manufactured Products acquired E-Flow Holdings Limited – a U.K.-based global provider of complimentary integrated handling, control, monitoring and instrumentation solutions – for cash consideration totaling $8 million
  Received two 2022 Spotlight on New Technology® Awards from the Offshore Technology Conference for our Managed Pressure Drilling and Riser Gas Handling System and our Merlin™ 15K High-Pressure, High-Temperature Riser System
  Purchased $6.5 million in principal amount of our 1.50% convertible senior notes
  Agreed to settle the promissory note payable and related outstanding legal disputes with the seller of GEODynamics, Inc. in exchange for the payment of $10.0 million and issuance of approximately 1.9 million shares of the Company's common stock on July 1, 2022. The final settlement will be recorded in the third quarter of 2022

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"With improving industry fundamentals and our continuous focus on capital and cost discipline, consolidated revenues and EBITDA grew sequentially for a third consecutive quarter totaling $181.8 million and $17.0 million, respectively, in the second quarter.

"Revenues reported by our Offshore/Manufactured Products segment increased 15% from the first quarter of 2022 – driven by a 21% increase in project-driven revenues coupled with higher demand for short-cycle products. Segment EBITDA for our Offshore/Manufactured Products segment totaled $14.7 million. Backlog totaled $241 million as of June 30, with quarterly bookings of $77 million, yielding a quarterly book-to-bill ratio of 0.8x for the second quarter and 0.9x year-to-date.

"Our Well Site Services segment revenues increased 14% sequentially driven by higher land-based completion and production activity. Segment EBITDA increased $3.4 million, or 61%, from the prior quarter to $8.9 million, reflecting revenue growth and improved fixed cost coverage.

"Second quarter revenues in our Downhole Technologies segment decreased 4% from the first quarter, due to a transitory reduction in customer demand for perforating products internationally. Our Downhole Technologies segment reported Segment EBITDA of $2.9 million.

"In the second quarter, our investments in technology and innovation were again recognized by the Offshore Technology Conference, with two 2022 Spotlight on New Technology® Awards for our Managed Pressure Drilling and Riser Gas Handling System and our Merlin™ 15K High-Pressure, High-Temperature Riser System. Additionally, during the quarter OSI Renewables™ introduced the most recent addition to our growing portfolio of new technologies for the offshore wind energy market – a Fixed Tension Leg Platform floating wind solution that leverages our deepwater expertise.

"Finally, we are pleased to announce that we settled the promissory note and resolved outstanding legal disputes with the seller of GEODynamics."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $96.5 million and Segment EBITDA of $14.7 million in the second quarter of 2022, compared to revenues of $84.1 million and Segment EBITDA of $15.6 million reported in the first quarter of 2022. Revenues increased 15% sequentially, driven primarily by a 21% increase in project-driven revenues and higher customer demand for short-cycle products, while margins declined due to a shift in product mix from the first quarter of 2022. Segment EBITDA margin in the second quarter of 2022 was 15%, compared to 19% in the first quarter of 2022.

On April 14, 2022, the segment acquired E-Flow Control Holdings Limited ("E-Flow"), a U.K.-based global provider of complimentary integrated handling, control, monitoring and instrumentation solutions. The purchase price of $8.1 million was funded with cash on-hand.

Backlog totaled $241 million as of June 30, 2022, a 9% sequential decrease from March 31, 2022. Second quarter 2022 bookings totaled $77 million, yielding a quarterly book-to-bill ratio of 0.8x and a year-to-date ratio of 0.9x.

Well Site Services

Well Site Services reported revenues of $54.8 million and Segment EBITDA of $8.9 million in the second quarter of 2022, compared to revenues of $48.2 million and Segment EBITDA of $5.5 million reported in the first quarter of 2022. Segment EBITDA margin in the second quarter of 2022 was 16%, compared to 11% in the first quarter of 2022.

Downhole Technologies

Downhole Technologies reported revenues of $30.5 million and Segment EBITDA of $2.9 million in the second quarter of 2022, compared to revenues of $31.8 million and Segment EBITDA of $2.9 million reported in the first quarter of 2022. Segment EBITDA margin was 9% in both the second and first quarters of 2022.

Corporate

Corporate expenses in the second quarter of 2022 totaled $9.6 million, which included $0.6 million of non-cash costs associated with the settlement of legal disputes with the seller of GEODynamics, Inc.

Interest Expense, Net

Net interest expense totaled $2.6 million in the second quarter of 2022, which included $0.5 million of non-cash amortization of deferred debt issuance costs.

Income Taxes

The Company recognized tax expense of $1.8 million on a pre-tax loss of $3.4 million during the second quarter of 2022. In the first quarter of 2022, the Company recognized a tax expense of $3.4 million on a pre-tax loss of $6.0 million. Income tax expense in the first and second quarters of 2022 included the impact of valuation allowances recorded against the Company's deferred tax assets as well as certain non-deductible expenses and discrete tax items.

Financial Condition

No borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility") at June 30, 2022. Cash on-hand declined from $39.2 million at March 31, 2022 to $22.2 million at June 30, 2022 reflecting the Company's second quarter acquisition of E-Flow and purchases of $6.5 million in principal amount of its 1.5% convertible senior notes due February 2023. Liquidity (cash plus borrowing availability) totaled $84.1 million at June 30, 2022, with amounts available to be drawn under the ABL Facility totaling $61.8 million.

Additionally, on June 28, 2022, the Company agreed to pay $10.0 million and issue approximately 1.9 million shares of its common stock (having a market value of $10.3 million on July 1, 2022) to settle the promissory note payable (together with related accrued interest) and resolve outstanding legal disputes with the seller of GEODynamics, Inc. The cash payment and issuance of shares of common stock of the Company were made on July 1, 2022 and will be recorded in the third quarter of 2022.

The Company's total debt represented 20% and 21% of combined total debt and stockholders' equity as of June 30, 2022 and March 31, 2022, respectively.

Conference Call Information

The call is scheduled for July 28, 2022 at 10:00 a.m. central daylight time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (866) 374-5140 in the United States or by dialing +1 (404) 400-0571 internationally and using the passcode 40967423#. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, geopolitical tensions, regulatory pressures related to environmental, social and governance considerations the impact of the COVID-19 pandemic on the Company and its customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the subsequently filed Quarterly Report on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$99,033	$85,761	$78,038	$184,794	$139,483
Services	82,801	78,283	67,686	161,084	131,830
	181,834	164,044	145,724	345,878	271,313

Costs and expenses:
Product costs	79,388	64,801	63,926	144,189	113,389
Service costs	62,768	61,803	53,706	124,571	106,553
Cost of revenues (exclusive of depreciation and amortization expense presented below)	142,156	126,604	117,632	268,760	219,942
Selling, general and administrative expense	23,757	23,833	22,092	47,590	43,317
Depreciation and amortization expense	17,239	17,817	20,909	35,056	42,429
Impairments of fixed and lease assets	—	—	2,794	—	3,444
Other operating (income) expense, net	(228)	126	(85)	(102)	(439)
	182,924	168,380	163,342	351,304	308,693
Operating loss	(1,090)	(4,336)	(17,618)	(5,426)	(37,380)

Interest expense, net	(2,638)	(2,672)	(2,699)	(5,310)	(5,024)
Other income, net(1)	376	1,025	1,820	1,401	5,780
Loss before income taxes	(3,352)	(5,983)	(18,497)	(9,335)	(36,624)
Income tax (provision) benefit	(1,792)	(3,441)	3,226	(5,233)	5,543
Net loss	$(5,144)	$(9,424)	$(15,271)	$(14,568)	$(31,081)

Net loss per share:
Basic	$(0.08)	$(0.16)	$(0.25)	$(0.24)	$(0.52)
Diluted	(0.08)	(0.16)	(0.25)	(0.24)	(0.52)

Weighted average number of common shares outstanding:
Basic	60,704	60,498	60,317	60,601	60,207
Diluted	60,704	60,498	60,317	60,601	60,207

________________

(1)  Other income (expense), net included non-cash gains of $0.4 million and $4.0 million, respectively, in the three and six months ended June 30, 2021 recognized in connection with purchases of $6.4 million and $131.4 million, respectively, principal amount of the 2023 Notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,246	$52,852
Accounts receivable, net	204,387	186,080
Inventories, net	179,819	168,573
Prepaid expenses and other current assets	19,682	19,222
Total current assets	426,134	426,727

Property, plant, and equipment, net	314,898	338,583
Operating lease assets, net	24,843	25,388
Goodwill, net	79,485	76,412
Other intangible assets, net	179,591	185,749
Other noncurrent assets	27,352	32,889
Total assets	$1,052,303	$1,085,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$37,595	$18,262
Accounts payable	54,738	63,343
Accrued liabilities	46,344	43,401
Current operating lease liabilities	6,046	6,481
Income taxes payable	3,163	2,564
Deferred revenue	47,883	43,236
Total current liabilities	195,769	177,287

Long-term debt	134,871	160,488
Long-term operating lease liabilities	22,703	23,452
Deferred income taxes	6,510	3,637
Other noncurrent liabilities	20,509	25,058
Total liabilities	380,362	389,922

Stockholders' equity:
Common stock	747	739
Additional paid-in capital	1,108,631	1,105,135
Retained earnings	266,999	281,567
Accumulated other comprehensive loss	(77,850)	(66,031)
Treasury stock	(626,586)	(625,584)
Total stockholders' equity	671,941	695,826
Total liabilities and stockholders' equity	$1,052,303	$1,085,748

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended June 30,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net loss	$(14,568)	$(31,081)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	35,056	42,429
Settlement of disputes with seller of GEODynamics, Inc.	620	—
Impairments of fixed and lease assets	—	3,444
Stock-based compensation expense	3,504	4,703
Amortization of debt discount and deferred financing costs	944	1,366
Deferred income tax provision (benefit)	2,584	(6,834)
Gains on extinguishment of 1.50% convertible senior notes	(157)	(4,022)
Gains on disposals of assets	(1,185)	(1,632)
Other, net	517	375
Changes in operating assets and liabilities, net of effect from acquired business:
Accounts receivable	(20,469)	(6,962)
Inventories	(14,664)	(4,458)
Accounts payable and accrued liabilities	(5,994)	11,896
Deferred revenue	4,647	1,780
Other operating assets and liabilities, net	(870)	2,929
Net cash flows provided by (used in) operating activities	(10,035)	13,933

Cash flows from investing activities:
Capital expenditures	(6,453)	(7,311)
Proceeds from disposition of property and equipment	1,652	3,422
Acquisition of business, net of cash acquired	(8,125)	—
Other, net	(85)	(326)
Net cash flows used in investing activities	(13,011)	(4,215)

Cash flows from financing activities:
Revolving credit facility borrowings	9,725	12,571
Revolving credit facility repayments	(9,725)	(31,571)
Issuance of 4.75% convertible senior notes	—	135,000
Purchases of 1.50% convertible senior notes	(6,272)	(125,952)
Other debt and finance lease activity, net	(359)	119
Payment of financing costs	(74)	(7,779)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,002)	(1,500)
Net cash flows used in financing activities	(7,707)	(19,112)

Effect of exchange rate changes on cash and cash equivalents	147	33
Net change in cash and cash equivalents	(30,606)	(9,361)
Cash and cash equivalents, beginning of period	52,852	72,011
Cash and cash equivalents, end of period	$22,246	$62,650

Cash paid for:
Interest	$4,105	$2,256
Income taxes, net	291	920

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022(2)	June 30, 2021(3)	June 30, 2022(4)	June 30, 2021(5)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$41,098	$33,844	$31,826	$74,942	$53,200
Short-cycle products	23,611	20,624	16,030	44,235	28,280
Other products and services	31,758	29,644	29,052	61,402	56,037
Total Offshore/Manufactured Products	96,467	84,112	76,908	180,579	137,517
Well Site Services	54,819	48,172	42,056	102,991	81,606
Downhole Technologies	30,548	31,760	26,760	62,308	52,190
Total revenues	$181,834	$164,044	$145,724	$345,878	$271,313

Operating income (loss):
Offshore/Manufactured Products	$9,441	$10,196	$4,810	$19,637	$5,881
Well Site Services	601	(3,395)	(11,590)	(2,794)	(21,443)
Downhole Technologies	(1,485)	(1,505)	(2,295)	(2,990)	(3,910)
Corporate	(9,647)	(9,632)	(8,543)	(19,279)	(17,908)
Total operating loss	$(1,090)	$(4,336)	$(17,618)	$(5,426)	$(37,380)

________________

(1)  Disaggregated revenue data is provided to supplement the Segment Data.

(2)  Operating income (loss) for the three months ended March 31, 2022 included $0.8 million of bad debt expense on receivables from Russia-based customers within the Offshore/Manufactured Products segment.

(3)  Operating income (loss) for the three months ended June 30, 2021 included non-cash operating lease asset impairment charges of $2.8 million and restructuring charges of $2.4 million related to the Well Site Services segment. In the Downhole Technologies segment, operating income (loss) included $0.2 million of restructuring charges.

(4)  Operating income (loss) for the six months ended June 30, 2022 included $0.8 million of bad debt expense on receivables from Russia-based customers within the Offshore/Manufactured Products segment.

(5)  Operating income (loss) for the six months ended June 30, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Well Site Services segment, operating income (loss) included non-cash fixed asset and operating lease impairment charges of $3.4 million and severance and restructuring charges of $3.7 million. In the Downhole Technologies segment, operating income (loss) included severance and restructuring charges of $0.5 million. In Corporate, operating income (loss) included $1.6 million of severance charges.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Offshore/Manufactured Products:
Operating income	$9,441	$10,196	$4,810	$19,637	$5,881
Other income (expense), net	45	41	(70)	86	(132)
Depreciation and amortization expense	5,249	5,330	5,557	10,579	11,026
Segment EBITDA	14,735	15,567	10,297	30,302	16,775
Severance and restructuring charges	—	—	—	—	282
Adjusted Segment EBITDA	$14,735	$15,567	$10,297	$30,302	$17,057

Well Site Services:
Operating income (loss)	$601	$(3,395)	$(11,590)	$(2,794)	$(21,443)
Other income	878	986	1,505	1,864	1,892
Depreciation and amortization expense	7,395	7,932	10,642	15,327	22,110
Impairment of fixed and lease assets	—	—	2,794	—	3,444
Segment EBITDA	8,874	5,523	3,351	14,397	6,003
Severance and restructuring charges	—	—	2,351	—	3,657
Adjusted Segment EBITDA	$8,874	$5,523	$5,702	$14,397	$9,660

Downhole Technologies:
Operating loss	$(1,485)	$(1,505)	$(2,295)	$(2,990)	$(3,910)
Other expense, net	(84)	(2)	—	(86)	(2)
Depreciation and amortization expense	4,423	4,384	4,521	8,807	8,910
Segment EBITDA	2,854	2,877	2,226	5,731	4,998
Severance and restructuring charges	—	—	203	—	478
Adjusted Segment EBITDA	$2,854	$2,877	$2,429	$5,731	$5,476

Corporate:
Operating loss	$(9,647)	$(9,632)	$(8,543)	$(19,279)	$(17,908)
Other income (expense), net	(463)	—	385	(463)	4,022
Depreciation and amortization expense	172	171	189	343	383
Settlement of disputes with seller of GEODynamics, Inc.	620	—	—	620	—
Gains on extinguishment of 1.50% convertible senior notes	(157)	—	(385)	(157)	(4,022)
EBITDA	(9,475)	(9,461)	(8,354)	(18,936)	(17,525)
Severance charges	—	—	—	—	1,555
Adjusted EBITDA	$(9,475)	$(9,461)	$(8,354)	$(18,936)	$(15,970)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
CONSOLIDATED EBITDA AND ADJUSTED CONSOLIDATED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net loss	$(5,144)	$(9,424)	$(15,271)	$(14,568)	$(31,081)
Interest expense, net	2,638	2,672	2,699	5,310	5,024
Income tax provision (benefit)	1,792	3,441	(3,226)	5,233	(5,543)
Depreciation and amortization expense	17,239	17,817	20,909	35,056	42,429
Impairments of fixed and lease assets	—	—	2,794	—	3,444
Settlement of disputes with seller of GEODynamics, Inc.	620	—	—	620	—
Gains on extinguishment of 1.50% convertible senior notes	(157)	—	(385)	(157)	(4,022)
Consolidated EBITDA	16,988	14,506	7,520	31,494	10,251
Severance and restructuring charges	—	—	2,554	—	5,972
Adjusted Consolidated EBITDA	$16,988	$14,506	$10,074	$31,494	$16,223

________________

(A)   The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss plus net interest expense, taxes, depreciation and amortization expense, and certain non-cash charges, less gains on extinguishment of 1.50% convertible senior notes (the "2023 Notes") and adjustments for certain other items. Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity. Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as supplemental disclosures because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B)   The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus other income (expense), depreciation and amortization expense, and certain non-cash charges, less gains on extinguishment of the 2023 Notes and adjustments for certain other items. EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as supplemental disclosures because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.